Exhibit 10.1



August 10, 2001

Acqua Wellington North American Equities Fund, Ltd.
c/o Fortis Fund Services (Bahamas) Ltd.
Montague Sterling Centre
East Bay Street, P.O. Box SS-6238
Nassau, Bahamas

         Re: Termination of the Common Stock Purchase Agreement dated January 26, 2001


Ladies and Gentlemen:

         Reference is made to the Common Stock Purchase Agreement dated January 26, 2001 (the "Purchase Agreement"), by and between BioMarin Pharmaceutical Inc. ("BioMarin") and Acqua Wellington North American Equities Fund, Ltd. (collectively, the "parties"). Pursuant to Section 7.1 of the Purchase Agreement, the parties mutually agree to terminate the Purchase Agreement. Any draw down issued under the Purchase Agreement which has not been settled in accordance with the terms of the Purchase Agreement on or prior to the date hereof is hereby terminated and shall be null and void. Notwithstanding anything to the contrary contained herein, BioMarin shall have no liability under Section 9.1(b) of the Purchase Agreement in connection with the termination of the Purchase Agreement pursuant hereto. The termination of the Purchase Agreement will be effective as of the date of this letter.

         Please indicate your acceptance of the foregoing by signing and returning the enclosed extra copy of this letter agreement.


             Very truly yours,

             BIOMARIN PHARMACEUTICAL INC.

             By:      ________________________
               Name:    Raymond W. Anderson
                Title: Chief Operating Officer, Chief Financial Officer, Secretary and Vice President Finance and Administration


The foregoing is agreed to and accepted this __ day of August 2001.

ACQUA WELLINGTON NORTH AMERICAN EQUITIES FUND, LTD.

By:       _____________________________

Name:     _____________________________

Title:    _____________________________